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Exhibit 23.2

Consent of Independent Auditors

        We consent to the use of our reports dated June 8, 2017, with respect to the (i) combined statement of revenues and expenses from real estate operations of the JBG Real Estate Operating Assets for the year ended December 31, 2016; and (ii) consolidated financial statements of JBG/Operating Partners, L.P. as of and for the year ended December 31, 2016, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

McLean, Virginia
July 2, 2018

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  Exhibit 23.2
Consent of Independent Auditors